Exhibit 5.1

June 7, 2024

DraftKings Inc.
222 Berkeley Street, 5th Floor
Boston, Massachusetts 02116

Ladies and Gentlemen:

We have acted as special Nevada counsel to DraftKings Inc., a Nevada corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2024 relating to the offering by the Company, or the selling stockholders described therein, from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of: (i) shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”); and (ii) shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”); in each case, as described in the base prospectus forming a part of the Registration Statement (the “Base Prospectus”) as may be supplemented in the future by one or more supplements to the Base Prospectus (each a “Prospectus Supplement” and together with the Base Prospectus, a “Prospectus”). The Common Stock and the Preferred Stock are hereinafter referred to, collectively, as the “Opinion Securities.” We note that you are receiving an opinion from other counsel with respect to certain other securities described in the Base Prospectus.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion letter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

Based upon and subject to the foregoing, and assuming, with your consent, that: (i) the Registration Statement and any post-effective amendments thereto will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Opinion Securities are offered or issued as contemplated by the Registration Statement, the Base Prospectus, and the applicable Prospectus Supplement(s); (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Opinion Securities offered thereby and will comply with all applicable laws; (iv) all Opinion Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement (each a “Purchase Agreement”) with respect to any Opinion Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Opinion Securities issuable upon conversion, exchange, or exercise of any security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; we are of the opinion that:

Greenberg Traurig, LLP | Attorneys at Law
10845 Griffith Peak Drive  |  Suite 600  |  Las Vegas, Nevada 89135  |  T +1 702.792.3773  |  F +1 702.792.9002

www.gtlaw.com

DraftKings Inc.

June 7, 2024

1.             With respect to the offer and sale of Common Stock, when an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery, and payment therefor, in the manner contemplated by the applicable Prospectus Supplement and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s articles of incorporation (as amended, the “Articles of Incorporation”) and (b) authorized by the board of directors of the Company (the “Board”) in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.             With respect to shares of any series of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of articles of amendment to the Articles of Incorporation with respect to the series with the Secretary of State of the State of Nevada as required under the Nevada Revised Statutes, and (B) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor as provided for therein; or (ii) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. We do not express any opinion herein concerning any law other than the laws of the State of Nevada.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com